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                                                                     Exhibit 5.3


                                             December 2, 2003

Companhia Vale do Rio Doce
Avenida Graca Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil

Vale Overseas Limited
P.O. Box 908 GT, Walker House
Georgetown, Grand Cayman, Cayman Islands


Ladies and Gentlemen:

                  We have acted as special United States counsel to Companhia Vale do Rio Doce, a company (sociedade anonima) organized under the laws of the Federative Republic of Brazil ("CVRD"), and Vale Overseas Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Vale Overseas"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form F-3 (the "Registration Statement") relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of CVRD (the "CVRD Securities") and (ii) unsecured debt securities of Vale Overseas guaranteed by CVRD (the "Vale Overseas Securities" and, together with the CVRD Debt Securities, the "Securities"). The Securities being registered under the Registration Statement will have an aggregate initial offering price of up to U.S. $2,000,000,000, or the equivalent thereof in one or more other currencies and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

                  Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Securities, the CVRD Securities are to be


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Companhia Vale do Rio Doce
Vale Overseas Limited, p. 2


issued under an indenture (the "CVRD Indenture") to be entered into between CVRD and JPMorgan Chase Bank, as trustee (the "CVRD Trustee"). The Vale Overseas Securities are to be issued under an indenture, dated as of March 8, 2002 ("the "Original Vale Overseas Indenture"), as it will be supplemented by a third supplemental indenture thereto (the "Third Supplemental Indenture" and, together with the Original Vale Overseas Indenture, the "Vale Overseas Indenture") among Vale Overseas, CVRD and JPMorgan Chase Bank, as trustee (the "Vale Overseas Trustee"). Pursuant to the Vale Overseas Indenture, CVRD will unconditionally guarantee all of Vale Overseas' obligations under the Vale Overseas Securities (the "Guarantee").

                  In arriving at the opinions expressed below, we have reviewed the Registration Statement, including the form of the CVRD Indenture and the Vale Overseas Indenture attached thereto as exhibits and we have reviewed originals or copies certified or otherwise identified to our satisfaction of all such corporate records of CVRD and Vale Overseas and such other instruments and other certificates of public officials, officers and representatives of CVRD and Vale Overseas and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The CVRD Securities will be valid, binding and enforceable obligations of CVRD, entitled to the benefits of the CVRD Indenture.

                  2. The Vale Overseas Securities will be valid, binding and enforceable obligations of Vale Overseas, entitled to the benefits of the Vale Overseas Indenture.

                  3. The Guarantee of the Vale Overseas Securities will be a valid, binding and enforceable obligation of CVRD, entitled to the benefits of the Vale Overseas Indenture.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of CVRD or Vale Overseas, (a) we have assumed that each of CVRD and Vale Overseas, as the case may be, and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to CVRD or Vale Overseas regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience are normally applicable to general business entities in relation to the transactions contemplated in the CVRD Indenture, the Vale Overseas Indenture and the Securities) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.


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Companhia Vale do Rio Doce
Vale Overseas Limited, p. 3


                  In rendering the opinions expressed in paragraphs 1, 2 and 3 above, we have assumed that each series of Securities will be issued with an original aggregate principal amount (or, in the case of any Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

                  We have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the applicable indenture and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over (a) CVRD in the case of the CVRD Securities or (b) CVRD and Vale Overseas in the case of the Vale Overseas Securities, (iv) the CVRD Indenture, as duly authorized, executed and delivered by CVRD and authenticated by the CVRD Trustee at the time of the issuance of CVRD Securities, will conform to the form thereof contained in the Registration Statement, (v) the Third Supplemental Indenture, as duly authorized, executed and delivered by Vale Overseas and CVRD and authenticated by the Vale Overseas Trustee at the time of the issuance of Vale Overseas Securities, will conform to the form thereof contained in the Registration Statement, (vi) the Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vii) CVRD, in the case of CVRD Securities, or Vale Overseas, in the case of Vale Overseas Securities, will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and will enter together with the CVRD Trustee or the Vale Overseas Trustee, as applicable, into any necessary supplemental indenture relating to the Securities and will take any other appropriate additional corporate action, and (viii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, duly authenticated and countersigned.

                  We express no opinion as to the enforceability of (i) Section
10.8 of the CVRD Indenture providing for indemnification by CVRD of the CVRD Trustee and the holders of CVRD Securities against any loss in obtaining the currency due to the CVRD Trustee or such holders of CVRD Securities from a court judgment in another currency or (ii) Section 10.8 of the Vale Overseas Indenture providing for indemnification by Vale Overseas and CVRD of the Vale Overseas Trustee and the holders of Vale Overseas Securities against any loss in obtaining the currency due to the Vale Overseas Trustee or such holders of Vale Overseas Securities from a court judgment in another currency.

                  In addition, we note that the waiver of defenses relating to the Guarantee in Article 12 of the Vale Overseas Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York's anti-champerty statute).

                  The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.



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Companhia Vale do Rio Doce
Vale Overseas Limited, p. 4


                  We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading "Validity of the Debt Securities" as counsel for CVRD and Vale Overseas who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,

                                        CLEARY, GOTTLIEB, STEEN & HAMILTON


                                         By: /s/ Nicolas Grabar
                                            -------------------------------
                                             Nicolas Grabar, a Partner